                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12
                       Allied Healthcare Products, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

(ALLIED HEALTHCARE PRODUCTS INC.)

                                  October 13, 2006

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders which will be held at the Corporate Headquarters of Allied Healthcare Products, Inc., 1720 Sublette, St. Louis, Missouri 63110 at 9:00 a.m., Central Time, on Thursday, November 16, 2006. On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, please date, sign and return the enclosed proxy card promptly.

     We hope that you will attend the meeting and look forward to seeing you there.

                                        Sincerely,
                                        -s- John D. Weil
                                        John D. Weil
                                        Chairman of the Board

                                        -s- Earl R. Refsland
                                        Earl R. Refsland
                                        Chief Executive Officer

                        ALLIED HEALTHCARE PRODUCTS, INC.

                                -----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           THURSDAY, NOVEMBER 16, 2006

                                -----------------

To the Stockholders of
Allied Healthcare Products, Inc.:

                 The Annual Meeting of Stockholders of Allied Healthcare Products, Inc., a Delaware corporation (the "Company"), will be held at the Corporate Headquarters of Allied Healthcare Products, Inc., 1720 Sublette, St. Louis, Missouri 63110 on Thursday, November 16, 2006 at 9:00 a.m., Central Time, for the following purposes:

                           (1) To elect five directors to serve until the next
                      Annual Meeting of Stockholders or until their successors are elected and qualified;

                           (2) To ratify the adoption of the Allied Healthcare
                      Products Incentive Stock Plan for Non-Employee Directors; and

                           (3) To transact such other business as may properly
                      come before the meeting or any adjournment thereof.

                 The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

                 Only stockholders of record at the close of business on October 2, 2006 are entitled to notice of and to vote at the meeting. A list of stockholders of the Company at the close of business on October 2, 2006 will be available for inspection during normal business hours from November 1 through November 16, 2006 at the offices of the Company at 1720 Sublette Avenue, St. Louis, Missouri 63110 and will also be available at the meeting.

                                  By Order of the Board of Directors,

                                  /s/ Daniel C. Dunn
                                  Daniel C. Dunn
                                  Vice President -- Finance, Chief Financial
                                  Officer
                                  Secretary & Treasurer

St. Louis, Missouri
October 13, 2006

    PLEASE FILL OUT, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE PAID ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY IN WRITING, OR AT THE ANNUAL MEETING IF YOU WISH TO VOTE IN PERSON.

                        ALLIED HEALTHCARE PRODUCTS, INC.
                              1720 SUBLETTE AVENUE
                            ST. LOUIS, MISSOURI 63110

                                -----------------

                                 PROXY STATEMENT

                                -----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           THURSDAY, NOVEMBER 16, 2006

                                -----------------

                     SOLICITATION AND REVOCATION OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of Allied Healthcare Products, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:00 a.m., Central Time, Thursday, November 16, 2006, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Corporate Headquarters of Allied Healthcare Products, Inc., 1720 Sublette, St. Louis, Missouri 63110. The proxy is revocable at any time prior to its exercise by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

     This proxy material is first being sent to stockholders on or about October 13, 2006.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Stockholders of record at the close of business on Monday, October 2, 2006 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on that date, there were outstanding and entitled to vote 7,874,577 shares of common stock, $.01 par value ("Common Stock"), each of which is entitled to one vote. No cumulative voting rights exist under the Company's Amended and Restated Certificate of Incorporation. For information regarding the ownership of the Company's Common Stock by holders of more than five percent of the outstanding shares and by the management of the Company, see "Security Ownership of Certain Beneficial Owners and Management."

     For purposes of determining the presence of a quorum and counting votes on the matters presented, shares represented by abstentions and "broker non-votes" (described below) will be counted as present, but not as votes cast, at the Annual Meeting. Under Delaware law and the Company's By-laws, the election of directors at the Annual Meeting will be determined on the basis of the five candidates receiving the highest pluralities of votes cast at the Annual Meeting. Any other matters submitted for consideration at the Annual Meeting requires the affirmative vote of the holders of a majority of the Company's Common Stock represented and voting at the Annual Meeting for approval. Proxies submitted by brokers that do not indicate a vote for some of the proposals because the brokers don't have discretionary voting authority and haven't received instructions from the beneficial owners on how to vote on those proposals are called "broker non-votes." Whether broker have discretionary voting authority in the absence of explicit grants of such authority by their customers is governed by regulations of stock exchanges of which the brokers are members or by applicable state law. The Company does not believe that "broker non-votes" will materially affect any matter expected to be presented to the meeting.

                                   ITEM NO. 1

                              ELECTION OF DIRECTORS

     The Company's Board of Directors is comprised of a single class. The directors are elected at the Annual Meeting of the Stockholders of the Company and each director elected holds office until his or her successor is elected and qualified. The Board currently consists of five members. The stockholders will vote at the 2006 Annual

Meeting for the election of five directors for the one-year term expiring at the Annual Meeting of Stockholders in 2007. There are no family relationships among any directors or executive officers of the Company.

     The persons named in the enclosed proxy will vote for the election of the nominees named below unless authority to vote is withheld. All nominees have consented to serve if elected. In the event that any of the nominees should be unable to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable to serve.

     The Board of Directors recommends voting "FOR" each of the nominees named below.

     The following material contains information concerning the nominees for election as Directors.



NAME OF NOMINEE   AGE              PRINCIPAL OCCUPATION             DIRECTOR SINCE
---------------   ---              --------------------             --------------


Judith T.          59  Retired                                      February 2004
  Graves........
James B. Hickey,   53  President and Chief Executive Officer        February 1998
  Jr. ..........       Myocor, Inc. Maple Grove, MN
William A.         73  Director, Center for Health Policy, School   April 1994
  Peck..........       of Medicine, Washington University, St.
                       Louis, Missouri
Earl R.            63  President and Chief Executive Officer of     September 1999
  Refsland......       the Company, St. Louis, Missouri
John D. Weil....   65  Private Investor                             August 1997


     Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five years.

     Ms. Graves retired as the Assistant Director for Administrative Services and Controller to the Board of Commissioners of the Saint Louis Art Museum. Prior to assuming expanded responsibilities, Ms. Graves had been the Museum's Director of Finance and Controller to the Board of Commissioners since 1984.

     Mr. Hickey has served as President and Chief Executive Officer of Myocor, Inc. since December 2005. Previously he served as President and Chief Executive Officer of Pulmonetic Systems, Inc. from October 2001 through July of 2005. Prior thereto, Mr. Hickey served as President and Chief Executive Officer of Angeion Corporation from July 1998 to January 2000 and as President and Chief Executive Officer of Aequitron Medical from 1993 to 1997. All three companies were located in Minneapolis, Mn. Earlier in his career, Mr. Hickey spent fifteen years with American Hospital Supply Corporation/Baxter Healthcare Inc. in numerous positions. He currently serves as a director of Vital Images, Inc. of Minneapolis, Mn.

     Dr. Peck is currently serving as the Wolff Distinguished Professor at Washington University and Director of the Center for Health Policy. From 1993 to June 2003, Dr. Peck served as Executive Vice Chancellor for Medical Affairs at Washington University and from 1989 to June 2003, Dean of the School of Medicine at Washington University, St. Louis, Missouri.

     Mr. Refsland has served as President and Chief Executive Officer of the Company since September 1999. From February 1999 to January 2000, Mr. Refsland served as Director and Chairman of the Board of Andros Technologies. From May 1995 to March 1998, Mr. Refsland served as President and CEO of Photometrics Limited. Mr. Refsland previously served as Chief Executive Officer and member of the Board of Directors of Allied Healthcare Products, Inc. from 1986 to 1993.

     Mr. Weil has served as President of Clayton Management Co. since 1973. Mr. Weil currently serves as a director of Pico Holdings, Inc and Baldwin & Lyons, Inc. Mr. Weil also serves as a member of the Board of Trustees of Washington University, St. Louis, Missouri, and as Commissioner of the St. Louis Art Museum.

IF YOU SIGN AND RETURN THE PROXY FORM AND DO NOT SPECIFY OTHERWISE, WE WILL VOTE YOUR SHARES FOR THE ELECTION OF THE FIVE NOMINEES LISTED ABOVE.

BOARD OF DIRECTOR INDEPENDENCE

     The Board has determined that each of the current Directors and the nominee standing for election is independent within the meaning of Company's director independence standards, which reflect the NASDAQ National Market ("NASDAQ") director independence standards, as currently in effect and as they may be changed from time to time. Furthermore, the Board has determined that each of the members of each of the committees is independent within the meaning of the Sarbanes-Oxley Act of 2002 (Audit Committee) and the NYSE committee independence standards (Audit, Compensation and Nominating/Corporate Governance Committees).

BOARD MEETINGS -- COMMITTEES OF THE BOARD

     The Board of Directors of the Company held four meetings during the fiscal year ended June 30, 2006. The Board of Directors presently maintains a Compensation Committee, an Audit Committee and a Governance and Nominating Committee.

     The Compensation Committee consists of Messrs. Hickey, Peck and Madam Graves. This committee reviews and approves the Company's executive compensation policy, administers the Company's incentive compensation bonus plan and makes recommendations concerning the Company's employee benefit policies and stock option plans in effect from time to time. The Compensation Committee held two meetings during the fiscal year ended June 30, 2006.

     The Audit Committee consists of Messrs. Hickey, Peck and Madam Graves. The Charter for the Audit Committee is set forth in Appendix A to this Proxy Statement. This committee recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its systems of internal accounting controls. The Audit Committee held two meetings during the fiscal year ended June 30, 2006. The Board of Directors has determined that nominees for director should meet all the criteria that have been established by the Board of Directors and the Nomination, Compensation and Governance Committee for board membership and not just have certain specific qualities or skills, like those that would qualify a nominee as an "audit committee financial expert." Accordingly, the Board of Directors believes that it is not in the best interests of the Company to nominate as a director someone who does not have all the experience, attributes and qualifications sought. The Audit Committee consists of three independent directors, each of whom has been selected for the Audit Committee by the Board of Directors based on its determination that they are fully qualified to monitor the performance of management, internal accounting operations and the independent public accountants, and are fully qualified to monitor the disclosures of the Company to the end that they fairly present its financial condition and results of operations. Although one or more of the members of the Audit Committee meets, in the Company's opinion, the SEC definition of an "audit committee financial expert," the Board of Directors has decided not to designate any one of them as such. In addition, the Audit Committee has the ability on its own to retain other independent public accountants or other consultants whenever it deems appropriate. The Board of Directors believes that this is fully equivalent to having an "audit committee financial expert" on the Audit Committee.

     The Governance and Nominating Committee consists of Messrs. Hickey, Peck and Madam Graves. This committee recommends nominees to fill vacancies on the Board of Directors. The Governance and Nominating Committee did not hold a meeting during the fiscal year ended June 30, 2006. The Governance and Nominating Committee will consider nominees submitted by stockholders for inclusion on the recommended list of nominees submitted by the Company and voted on at the Annual Meeting of Stockholders in 2007 if such nominations are submitted in writing to the Company's headquarters Attention: Governance and Nominating Committee, no later than June 1, 2007.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company is entitled to receive an annual fee of $15,000 for his services as a director and additional fees of $1,000 for attendance at each meeting of the Board of Directors and

$350 for attendance at each meeting of committees of the Board of Directors. The Audit Committee Chairman is entitled to receive an additional annual fee of $1,000. Directors are also entitled to reimbursement for their expenses in attending meetings.

     In 1995, the Company's stockholders approved and adopted the 1995 Stock Option Plan for Directors (the "1995 Directors' Plan") to the members of the Board of Directors who are not employees of the Company or any of its subsidiaries. The 1995 Directors' Plan granted options to directors on a formula basis at the time of initial election to the board, for service on certain board committees and for reelection to the board. Options outstanding under the 1995 Directors' Plan are subject to adjustment in the event of a reorganization, merger, consolidation, stock split, dividend payable in Common Stock, split-up, combination or other exchange of shares. The options are treated as non-qualified options for federal income tax purposes such that any value in the option is taxable as ordinary income as of the date of exercise. The purchase price for shares of Common Stock to be purchased upon the exercise of options is equal to the last reported sales price per share of Common Stock on the Nasdaq National Market on the date of grant (or the last reported sales price on such other exchange or market on which the Common Stock is traded from time to time).

     As adopted, the 1995 Directors' Plan was intended to provide formula awards in accordance with certain then-applicable exemptive rules of the SEC and is administered by the Board of Directors, which may delegate administration thereof to a committee of the Board. The 1995 Directors' Plan expired in accordance with its terms prior to the 2005 Annual Meeting of Stockholders. Options generally expire ten years from date of grant and the expiration of the 1995 Directors' Plan had no impact on outstanding options.

     Pursuant to the express terms of the 1995 Directors Plan, options to purchase 10,000 shares of Common Stock were granted to each eligible director on the date such person is first elected to the Board of Directors of the Company. An option to purchase an additional 5,000 shares of Common stock is granted to each eligible director on the date such person is first elected to serve as Chairman of the Board of the Company. These options may not be exercised for a period of two years from the date of grant and thereafter become exercisable on a cumulative basis in 25% increments beginning on the second anniversary of the date of grant and concluding on the fifth anniversary thereof.

     In addition, the 1995 Directors Plan provided that options to purchase 1,000 shares of Common stock were granted to each eligible director on the date such person is re-elected to the Board of Directors by the vote of the stockholders, at the annual or other meeting at which directors are elected, and that options to purchase 500 shares of Common Stock are granted to each eligible director on the date such person is elected or re-elected to serve as Chairman of a Committee maintained by the Board of Directors from time to time. These options may not be exercised for a period of one year from the date of grant and thereafter are exercisable in full.

     Following termination of the 1995 Directors' Plan, the Board adopted, subject to shareholder approval, the Allied Healthcare Products Inc. Incentive Stock Plan for Non-Employee Directors. That Plan, which is being presented to stockholders for approval at the 2006 Annual Meeting, permits the Board discretion in continuing formula stock option grants on the basis used in the 1995 Directors' Plan or alternative forms of equity interests as discussed below. Initial grants, which are subject to stockholders' approval and adoption of the Incentive Stock Plan for Non-Employee Directors (the "2005 Directors' Plan") were made on the formula basis on December 14, 2005 upon of adoption of the 2005 Directors' Plan.

     The following table sets forth information with respect to options outstanding under the Directors' plans:


                                                                      NUMBER    EXERCISE PRICE
NAME                                                DATE OF GRANT   OF SHARES      PER SHARE
----                                                -------------   ---------   --------------


Judy T. Graves....................................     02/25/04       10,000         $4.95
                                                       11/12/04        1,500          6.84
                                                       12/14/05*       1,500          5.63
James B. Hickey, Jr. .............................     02/09/98       10,000          7.25
                                                       02/09/98          500          7.25
                                                       11/16/98        1,500          2.50
                                                       11/12/99        1,500          2.31
                                                       01/14/00        1,500          2.75
                                                       01/13/01        1,500          3.40
                                                       01/15/02        1,500          2.90
                                                       11/14/03        1,500          3.90
                                                       11/12/04        1,500          6.84
                                                       12/14/05*       1,500          5.63
William A. Peck...................................     11/14/96        1,000          7.13
                                                       11/17/97        1,000          7.63
                                                       11/16/98        1,000          2.50
                                                       04/01/99          500          1.88
                                                       11/12/99        1,500          2.31
                                                       11/14/00        1,000          2.75
                                                       11/13/01        1,000          3.40
                                                       11/15/02        1,500          2.90
                                                       11/14/03        1,500          3.90
                                                       11/12/04        1,500          6.84
                                                       12/14/05*       1,500          5.63
John D. Weil......................................     08/04/97       10,000          7.00
                                                       11/17/97        1,000          7.63
                                                       02/09/98          500          7.25
                                                       04/01/99        1,250          1.88
                                                       11/14/03        1,000          3.90
                                                       11/12/04        1,000          6.84
                                                       12/14/05*       1,000          5.63
                                                                      ------
Total.............................................                    64,250
                                                                      ======



--------

   * Options granted pursuant to the 2005 Directors' Plan and subject to approval by stockholders. The 2005 Directors' Plan is to be voted on at the Annual Meeting of Stockholders being held on Thursday, November 16, 2006.

INDEMNIFICATION AND LIMITATION OF LIABILITY

     The Company's Amended and Restated Certificate of Incorporation provides that the Company's directors are not liable to the Company or its stockholders for monetary damages for breach of their fiduciary duties, except under certain circumstances, including breach of the director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law or any transaction from which the director derived improper personal benefit. The Company's By-laws provide for the indemnification of the Company's directors and officers, to the full extent permitted by the Delaware General Corporation Law. The company also has indemnification agreements with each officer and director providing for contractual indemnification substantially similar in scope to the provisions of the By-Laws.

                                   ITEM NO. 2

                      APPROVAL OF INCENTIVE STOCK PLAN FOR
                             NON-EMPLOYEE DIRECTORS

     As discussed above in the context of compensation of the Company's Directors, stockholders are being asked to ratify and approve the Allied Healthcare Products, Inc. Incentive Stock Plan for Non-Employee Directors (the "2005 Directors' Plan"). A copy of the 2005 Directors' Plan is attached as Appendix A to this Proxy Statement and the following discussion of the material terms of the Plan is qualified by reference to the full text of the Plan. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE AND ADOPT THE 2005 DIRECTORS' PLAN.

     The 2005 Directors' Plan covers an aggregate of 75,000 shares and is intended to be adequate for awards and grants over the ten years following its adoption in December, 2005. The 2005 Directors' Plan was approved by unanimous written consent of the Board which was completed on December 14, 2005, and initial grants of Formula Awards of options for an aggregate of 5,500 shares, subject to stockholder approval of the Plan, were made on that date.

     Since 1995 the Company has utilized options as part of the compensatory arrangements for its non-employee. The Company believes that including a component of equity interest in the shares of the Company's Common Stock is an efficient manner of aligning the interest of directors and stockholders and that it is an element in keeping the cash component of directors' compensation to a level that is consistent with the size and profitability of the Company's operations.

     Upon expiration of the 1995 Directors' Plan, the Board decided to formulate a plan that would permit greater flexibility than was possible under the prior plan. While the Plan provides for Formula Awards which match the size and timing of awards under the prior plan, it also permits the Directors to shift to other forms of equity compensation including alternative non-statutory stock options, performance share awards or restricted stock grants. Any decision by the Board to utilize such an alternative grant program would suspend further grants of Formula Awards. Except for Formula Awards of 10,000 share options at the time of a director's initial election as a director, no award to any director in any year under the plan may involve shares in excess of one-tenth of one percent of the number of shares of the Company's Common Stock outstanding.

     Stock options awarded under the 2005 Directors' Plan, including the Formula Awards, are non-statutory options. The optionee recognizes no taxable income at the time of grant and upon any exercise of the option is taxed at ordinary income rates in an amount equal to the excess of the fair market value at date of exercise over the exercise price. In the case of Performance Share Awards or Restricted Share Awards, taxable income will generally arise based on the fair market value at the date the shares are fully earned, vested and transferable although the recipient may have the right at the time of grant to recognize and pay tax immediately upon the then fair market value of the award.

     The 2005 Directors' Plan provides for Formula Awards of stock options as follows:

     - options to purchase 10,000 shares of Common Stock are granted to each eligible director on the date such person is first elected to the Board of Directors of the Company. These options may not be exercised for a period of two years from the date of grant and thereafter become exercisable on a cumulative basis in 25% increments beginning on the second anniversary of the date of grant and concluding on the fifth anniversary thereof.

     - options to purchase 1,000 shares of Common stock are granted to each eligible director on the date such person is re-elected to the Board of Directors by the vote of the stockholders, at the annual or other meeting at which directors are elected, and that options to purchase 500 shares of Common Stock are granted to each eligible director on the date such person is elected or re-elected to serve as Chairman of the Board or of a Committee maintained by the Board of Directors from time to time. These options may not be exercised for a period of one year from the date of grant and thereafter are exercisable in full.

     All options granted under the 2005 Directors' Plan are nontransferable and subject to certain limitations upon the removal or resignation of the director, as set forth in the 2005 Directors' Plan, and expire ten years from the date of grant. No payments or contributions are required to be made by the directors other than in connection with the exercise of options.

     The purchase price for shares of Common Stock to be purchased upon the exercise of options is equal to the last reported sales price per share of Common Stock on the Nasdaq National Market on the date of grant (or the last reported sales price on such other exchange or market on which the Common Stock is traded from time to time).

     The Board may, in its discretion, terminate or suspend the 2005 Directors' Plan at any time. The Board may also amend or revise the 2005 Directors' Plan, or the terms of any option granted under the 2005 Directors' Plan, without stockholder approval, provided that such amendment or revision does not, except as otherwise permitted, increase the number of shares reserved for issuance under the 2005 Directors' Plan, change the purchase price established or expand the category of individuals eligible to participate in such plan. No amendment, suspension or termination will alter or impair any rights or obligations under any option previously granted with the consent of the grantee.

     The Company receives no consideration for the grant of options under the 2005 Directors Plan. For accounting purposes, the Company will recognize as compensation expense for Formula Options and other awards, if any, under the 2005 Directors' Plan in accordance with Financial Accounting Standards Board Statement 123R.

                                 OTHER BUSINESS

     We do not know of any other matters to be presented at the meeting. If any other matter is properly presented for a vote at the meeting, your shares will be voted by the holders of the proxies using their best judgment.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

HOLDERS OF MORE THAN FIVE PERCENT BENEFICIAL OWNERSHIP

     The following table sets forth information regarding all persons known to the Company to be the beneficial owners of more than five percent of the Company's Common Stock as of August 31, 2006, based upon filings by such persons with the SEC under applicable provisions of the federal securities laws.


                                                        SHARES OWNED       PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                    BENEFICIALLY   OUTSTANDING SHARES
------------------------------------                    ------------   ------------------


John D. Weil..........................................    3,087,714(1)        39.1%
200 North Broadway
Suite 825
St. Louis, MO 63102
Wells Fargo & Company.................................    1,169,777(2)        14.9%
420 Montgomery Street
San Francisco, CA 94104
Dimensional Fund Advisors Inc. .......................      477,028(3)         6.1%
1299 Ocean Avenue, 11(th) Floor
Santa Monica, CA 90401
Earl R. Refsland......................................      724,300(4)         8.6%
1720 Sublette
St. Louis, MO 63110
Royce & Associates, LLC...............................      451,200(5)         5.7%
1414 Avenue of the Americas
New York, NY 10019



--------------

(1) Mr. Weil directly owns 13,250 shares (including 4,000 shares held in his IRA account) and is deemed to have direct ownership of an additional 14,750 shares under options, issued pursuant to the Company's Director

    Plans, which were exercisable at August 31, 2006, or will become exercisable within 60 days thereafter. Mr. Weil's spouse is the owner of 26,300 shares and his adult son is the owner of 10,000 shares; Mr. Weil disclaims any economic interest in such shares and the shares held by his son are not included in the total set forth above. The remaining 3,033,414 shares reflected in the table are owned by Woodbourne Partners L.P., a private investment partnership of which Clayton Management Company is the general partner. Mr. Weil is the sole director and shareholder of Clayton Management Company and as such has sole voting and dispositive power with respect to such shares.
(2) Holdings reported on Form 13G as of January 23, 2006.

(3) Holdings reported on Form 13G as of February 1, 2006.

(4) Includes 542,000 shares deemed owned as a result of exercisable options.

(5) Holdings reported on Form 13G as of January 10, 2006.

BENEFICIAL OWNERSHIP OF MANAGEMENT AND NOMINEES

     The following table sets forth information regarding the ownership of Common Stock of the Company for each director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group as of August 31, 2006.


                                                        SHARES OWNED       PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                    BENEFICIALLY   OUTSTANDING SHARES
------------------------------------                    ------------   ------------------


Earl R. Refsland......................................      724,300(1)         8.6%
  Director & Chief Executive Officer
John D. Weil..........................................    3,087,714(2)        39.1%
  Chairman of the Board of Directors
William A. Peck, M.D. ................................       11,500(3)           *
  Director
James B. Hickey, Jr. .................................       26,000(4)           *
  Director
Judith T. Graves......................................        4,500(5)           *
  Director
Eldon P. Rosentrater..................................       42,000(6)           *
  Vice President -- Administration/Corporate Planning
Daniel C. Dunn........................................       31,306(7)           *
  Vice President -- Finance, Chief Financial Officer
     and Secretary
All directors and executive officers as a group (7
  persons)............................................    3,937,320           46.1%



--------------

 *  Less than 1.00%.

(1) Includes 542,000 shares deemed owned as a result of exercisable options.

(2) See footnote concerning Mr. Weil's beneficial ownership in preceding table.

(3) Includes 11,500 shares deemed owned as a result of exercisable options.

(4) Includes 21,000 shares deemed owned as a result of exercisable options.

(5) Includes 4,000 shares deemed owned as a result of exercisable options.

(6) Includes 37,000 shares deemed owned as a result of exercisable options.

(7) Includes 30,000 shares deemed owned as a result of exercisable options and
    506 shares held in the            Company's Employee Stock Ownership Plan.

                               EXECUTIVE OFFICERS

     The following provides certain information regarding the executive officers of the Company who are appointed by and serve at the pleasure of the Board of
Directors:



NAME              AGE                        POSITION(S)
----              ---                        -----------


Earl R.
  Refsland......   63  Director, President and Chief Executive Officer(1)
Richard A.
  Setzer........   50  Vice President -- Sales and Marketing(2)
Eldon P.
  Rosentrater...   52  Vice President -- Administration/Corporate Planning(3)
Robert B.
  Harris........   49  Vice President -- Operations(4)
Daniel C. Dunn..   47  Vice President -- Finance, Chief Financial Officer
                       Secretary & Treasurer(5)



--------------

(1) Mr. Refsland has been Director, President and Chief Executive Officer of the Company since September, 1999.

  (2) Mr. Setzer has been Vice President -- Sales and Marketing of the Company since November 1, 2005. He previously held the position of Global Integration Manager for the Health Imaging Division of Eastman Kodak from 2003 to 2005. Prior to that time, Mr. Setzer held the position of Vice President of Sales at Fuji Medical Systems USA from 2002 to 2003.

  (3) Mr. Rosentrater has been Vice President-Administration/Corporate Planning of the Company since March, 2003. He previously held the position of Vice President -- Operations from October 1999 to 2003. Prior to that time, Mr. Rosentrater held the positions of Assistant to the President from 1998 to 1999; Director of Information Technologies from 1995 to 1998; Director of Business Development from 1993 to 1995 and Group Product Manager from 1989 to 1993.

  (4) Mr. Harris has been Vice President -- Operations since July, 2006. He previously held the positions for Command Medical Products, Inc. of Vice President -- Operations from January 2002 to January 2006 and Director of Operations from October 1999 to December 2001. Prior to that time, Mr. Harris held the position of Plant Manager for Sherwood Medical, a subsidiary of Tyco Healthcare from 1997 to 1999.

  (5) Mr. Dunn has been Vice President -- Finance, Chief Financial Officer, Secretary and Treasurer since July, 2001. He previously held the position of Director of Finance at MetalTek International from 1998 to 2001. Prior to that time, Mr. Dunn held the position of Corporate Controller at Allied Healthcare Products, Inc. from 1994 to 1998.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid or accrued by the Company for services rendered during the three fiscal years ended June 30, 2006 by the Chief Executive Officer and each of the Company's executive officers whose total salary and bonus exceeded $100,000 during such fiscal year (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                      ANNUAL
                                                  COMPENSATION(1)
                                          ------------------------------   STOCK        ALL
                                          FISCAL                           OPTION      OTHER
NAME & PRINCIPAL POSITION                  YEAR   SALARY(2)       BONUS    AWARDS  COMPENSATION
-------------------------                 ------  ---------      -------  -------  ------------
                                                                            (IN
                                                                          SHARES)


Earl R. Refsland........................   2006    $344,157           --       --    $ 20,704(3)
  President and Chief Executive Officer    2005     325,637           --       --      25,552(3)
                                           2004     314,766           --       --      21,601(3)
Eldon P. Rosentrater....................   2006     137,580           --       --       4,418(4)
  Vice President- Administration /         2005     131,149           --       --       4,204(4)
  Corporate Planning                       2004     127,309           --       --       4,848(4)
Daniel C. Dunn..........................   2006     155,536           --       --      14,084(4)
  Vice President -- Finance and            2005     141,794           --       --       8,134(4)
  Chief Financial Officer                  2004     144,024           --       --       6,036(4)
Robert L. Ricks.........................   2006      70,627      $31,233       --     120,925(5)
  Vice President -- Sales and Marketing    2005     188,013           --       --      19,117(5)
                                           2004     180,730           --       --      14,674(5)
Richard A. Setzer.......................   2006     113,814(6)   $17,000   30,000      56,511(7)
  Vice President -- Sales and Marketing    2005          --           --       --          --
                                           2004          --           --       --          --
Dennis W. Allen.........................   2006     132,331           --       --       5,240(4)
  Vice President -- Operations             2005     132,000           --       --       4,376(4)
                                           2004     120,006           --       --         810(4)




--------------

(1) Excludes certain personal benefits, the total value of which was less than 10% of the total annual salary and bonus for each of the executives.

  (2) Includes amounts deferred under the 401(k) feature of the Company's Retirement Savings Plan.

  (3) The amount shown represents matching contributions under the 401(k) feature of the Company's Retirement Savings Plan, term life and disability insurance premiums and also reflects Mr. Refsland's car allowance in the amount of $4,331 for fiscal 2006.

  (4) The amount shown represents the amounts paid for term life and disability insurance premiums, matching contributions under the 401(k) feature of the Company's Retirement Savings Plan and also reflects Mr. Dunn's car allowance in the amount of $7,372 for fiscal 2006.

  (5) The amount shown represents matching contributions under the 401(k) feature of the Company's Retirement Savings Plan and the amounts paid for term life and disability insurance premiums. For fiscal 2006, this amount also reflects Mr. Ricks' car allowance in the amount of $3,970, $65,850 realized on the exercise of stock options and a severance package totaling $44,844.

  (6) Mr. Setzer was hired as Vice President -- Sales and Marketing on November 1, 2005.

  (7) The amount shown represents the amounts paid for term life and disability insurance premiums, matching contributions under the 401(k) feature of the Company's Retirement Savings Plan and for fiscal 2006, reflects Mr. Setzer's car allowance in the amount of $7,800 and relocation reimbursement of $45,000.

OPTIONS

     All options to purchase shares of the Company's stock held by the Named Executive Officers or by Directors of the Company have been issued pursuant to stock option plans submitted for approval by the Company's Shareholders. The Company does not maintain any stock option or similar compensatory plan not approved by the Company's Shareholders.


                                    NUMBER OF
                                    SHARES OF                                         NUMBER OF
                                  COMMON STOCK                                        SHARES OF
                                      TO BE                                          COMMON STOCK
                                   ISSUED UPON       WEIGHTED-AVERAGE EXERCISE   REMAINING AVAILABLE
                                   EXERCISE OF                PRICE OF                FOR FUTURE
                              OUTSTANDING OPTIONS,      OUTSTANDING OPTIONS,        ISSUANCE UNDER
                                  WARRANTS AND              WARRANTS AND         EQUITY COMPENSATION
PLAN CATEGORY                        RIGHTS                    RIGHTS                   PLANS
-------------                 --------------------   -------------------------   -------------------


Equity compensation plans
  approved by
  stockholders:.............         747,250*                  $2.68                   492,500**
Equity compensation plans
  not approved by
  shareholders:.............            none                    none                      none
                                     -------                   -----                   -------
Totals:.....................         747,250*                  $2.68                   492,500**
                                     =======                   =====                   =======




--------------

   * Includes options for 5,500 shares under the 2005 Directors' Plans which options will expire without vesting in the event that stockholders fail to approve the 2005 Directors' Plan.

   ** Includes 69,500 shares subject to stockholder approval of the 2005
      Directors Plan. The remaining 423,000 shares are available only for grant to employees. Options forfeited due to non-vesting or otherwise allowed to expire without exercise are subject to reissuance or granting under the terms of the applicable Plan.

     The following table sets forth information concerning options granted during the fiscal year ended June 30, 2006 under the Company's stock option plans to the Named Executive Officers.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                            INDIVIDUAL GRANTS
                             ------------------------------------------------------------------------------
                                                                                     POTENTIAL REALALIZABLE
                                                                                            VALUE AT
                                                                                    ASSUMED ANNUAL RATES OF
                              NUMBER OF    PERCENTAGE OF                                  STOCK  PRICE
                             SECURITIES    TOTAL OPTIONS                                  APPRECIATION
                             UNDERLYING     GRANTED TO     PER SHARE                   FOR OPTION TERM(2)
                               OPTIONS     EMPLOYEES IN     EXERCISE   EXPIRATION   -----------------------
NAME                           GRANTED    FISCAL 2006(1)     PRICE        DATE        5%              10%
----                         ----------   --------------   ---------   ----------   ------          -------


Richard A. Setzer..........    30,000          86.0%          5.25      11/16/15    99,051          251,014


--------

  (1) 35,000 options were granted to employees under the 1999 Incentive Stock Option Plan. The purpose of the Plan is to provide a financial incentive to key employees who are in a position to make significant contributions to the Company. Options granted pursuant to the 1999 Incentive Stock Option Plan have an exercise price equal to the market price on the date of grant. Generally, these options become exercisable with respect to one-fourth of the shares covered thereby on each anniversary of the date of grant, commencing on the second anniversary thereof.

  (2) Potential realizable value is calculated based on an assumption that the price of the Company's Common Stock appreciates at the annual rate shown (5% and 10%), compounded annually, from the date of grant of the option until the end of the option term. The value is net of the exercise price but is not adjusted for the taxes that would be due upon exercise. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not in any way represent the Company's estimate or projection of future prices.

     The following table sets forth information concerning option exercises and the value of unexercised options held by the Named Executive Officers as of June 30, 2006.

               AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2006 AND
                          FISCAL YEAR-END OPTION VALUES


                                                                                        VALUE OF UNEXERCISED,
                                                          NUMBER OF UNEXERCISED              IN-THE-MONEY
                                  SHARES                        OPTIONS AT                    OPTIONS AT
                                 ACQUIRED                     JUNE 30, 2006                JUNE 30, 2006(1)
                                    ON        VALUE    ---------------------------   ---------------------------
NAME                             EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                             --------   --------   -----------   -------------   -----------   -------------


Eldon P. Rosentrater...........     --         --         37,000             --       $   73,500           --
Earl R. Refsland...............     --         --        542,000             --       $2,059,600           --
Daniel C. Dunn.................     --         --         30,000             --       $   72,000           --
Richard A. Setzer..............     --         --             --         30,000               --      $16,500
Dennis W. Allen................     --         --         22,500          7,500       $   76,050      $25,350


--------

  (1) The "Value of Unexercised In-the-Money Options at June 30, 2006" was calculated by determining the difference between the fair market value of the underlying common stock at June 30, 2006 (The Nasdaq closing price of the Allied Healthcare Products, Inc. on June 30, 2006 was $5.80) and the exercise price of the option.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee, composed entirely of non-employee, independent members of the Board of Directors, reviews, recommends and approves changes to the Company's compensation policies and program for the chief executive officer, other senior executives and certain key employees. In addition to the delegated authority in areas of compensation, the Committee administers the Company's stock option plans and agreements and recommends to the Board of Directors annual or other grants to be made in connection therewith.

     In the Committee's discharge of its responsibilities, it considers the compensation, primarily of the chief executive officer and the Company's other executive officers, and sets overall policy and considers in general the basis of the levels of compensation of other key employees.

     POLICY AND OBJECTIVES. Recognizing its role as a key representative of the stockholders, the Committee seeks to promote the interests of stockholders by attempting to align management's remuneration, benefits and perquisites with the economic well being of the Company. Since the achievement of operational objectives should, over time, represent the primary determinant of share price, the Committee links elements of compensation of executive officers and certain key employees with the Company's operating performance. In this way, objectives under a variety of compensation programs should eventually reflect the overall performance of the Company. By adherence to the above program, the compensation process should provide for enhancement of stockholder value. Basically, the Committee seeks the successful implementation of the Company's business strategy by attracting and retaining talented managers motivated to accomplish these stated objectives. The Committee attempts to be fair and competitive in its views of compensation. Thus, rewards involve both business and individual performance. The key ingredients of the program consist of base salary, annual cash incentives and long range incentives consisting of stock options.

     BASE SALARY. Base salaries for the chief executive officer, as well as other executive officers of the Company, are determined primarily based on performance. Generally, the performance of each executive officer is evaluated annually and salary adjustments are based on various factors including revenue growth, earnings per share improvement, increases in cash flow, new product development, market appreciation for publicly traded securities, reduction of debt and personal performance. In addition, the Committee compares salary data for similar positions in companies that match the Company's size in sales and earnings and utilizes such data as a factor in setting base salaries. Specific reference is made to compensation market studies published by Salaries.com. The Committee approves base salary adjustments for the executive officers, including the chief executive officer.

     CASH INCENTIVE COMPENSATION. To reward performance, the chief executive officer and other executive officers are eligible for annual cash bonuses. The actual amount of incentive compensation paid to each executive officer is predicated on an assessment of each participant's relative role in achieving the annual financial objectives of the Company as well as each such person's contributions of a strategic nature in maximizing stockholder value.

     STOCK-BASED INCENTIVES. The Company's Employee Plans provide a long-term incentive program for the chief executive officer, other executive officers and certain other key employees. The basic objective of these plans is the specific and solid alignment of executive and stockholder interests by forging a direct relationship between this element of compensation and the stockholders' level of return. These programs represent a desire by the Company to permit executives and other key employees to obtain an ownership position and a proprietary interest in the Company's Common Stock.

     Under these plans, approved by the stockholders, the Committee periodically recommends to the Board of Directors grants of stock options by the Board of Directors. Generally, the Committee attempts to reflect upon the optionee's potential impact on corporate financial and operational performance in the award of stock options.

                                  Compensation Committee
                                  James B. Hickey, Jr.
                                  Judy T. Graves
                                  William A. Peck

         ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION INTERLOCKS
               AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     None of the members of the Company's Compensation Committee (i) were, during the fiscal year, an officer or employee of the Company; (ii) were formerly an officer or employee of the Company; or, (iii) had any relationship requiring disclosure by the Company as Certain Relationships and Related Transactions.

     None of the executive officers of the Company served as a member of a compensation committee of any entity whose executive officers or directors served on the Compensation Committee of the Company.

                                PERFORMANCE GRAPH

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

     The following table presents the cumulative return for the Company, the CRSP Index for Nasdaq Stock Market (US Companies) and an index comprised of four companies which the Company believes to present a representative peer group of the Company. The Nasdaq and the peer group data have been provided by the Research Data Group, Inc., San Francisco, California, without independent verification by the Company.

                               (PERFORMANCE GRAPH)





                                                             LEGEND


                    CRSP
                       TOTAL
                      RETURNS                                                                                       06/06
                       INDEX
SYMBOL                 FOR:          06/01          06/02           06/03           06/04           06/05


(LEGEND)        Allied Healthcare    100.-           129.-           106.-          152.-           146.-           172.-
                Products, Inc.          00              14              25             98              13              62
                Nasdaq Stock
                Market (US           100.-           70.34           78.11          98.60           99.28           105.-
                Companies)              00           103.-           102.-          152.-           174.-              94
                Self-Determined      100.-              81              55             40              19           143.-
                Peer Group              00                                                                             04



Companies in the Self-Determined Peer Group



CHAD THERAPEUTICS INC.    CRITICARE SYSTEMS INC.
INVACARE CORP.            RESPIRONICS INC.


NOTES:

     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the proceeding trading day is used.

     D. The index level for all series was set to $100.00 on 06/30/2001.

                             AUDIT COMMITTEE REPORT

     The following is the report of the Audit Committee of the Board of Directors of the Company. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

     On behalf of the Board of Directors, the Audit Committee monitors the Company's financial reporting processes and internal controls, as well as the Company's relationship with its independent accountants and the performance of such accountants. All of the members of the Audit Committee are independent directors, and the Chairman of the Audit Committee has been determined to have the expertise to serve as chairman by the Corporate Governance Committee. The Board of Directors has adopted a charter for the Audit Committee, which can be accessed under the Corporate Financial section on the Company's website.

     Management has the primary responsibility for preparation of the Company's financial reports, the Company's financial reporting systems, and its internal controls. The Audit Committee is not intended to supersede in any respect management's responsibilities in this regard. Management has represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed such financial statements with management and with the Company's independent accountants. The Audit Committee has also discussed with the independent accountants their evaluation of the Company's financial reporting systems and internal controls, their audit plan, the application of new accounting principles to the Company's financial statements and other matters required to be communicated to the Committee by Statement on Auditing Standards No. 61, as may be modified or supplemented.

     The Audit Committee has received from the independent accountants a letter addressing matters which might bear on the independence of the accountants as required by Independence Standards Board Standard No. 1. The Audit Committee has discussed independence issues with the accountants and has reviewed their fees and scope of services rendered to the Company. The Audit Committee has discussed the performance of the independent accountants with the Company's management.

     In reliance on the foregoing, the Audit Committee has recommended to the Board of Directors the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the year ended June 30, 2006.

                                  Audit Committee
                                  Judy T. Graves -- Chairman
                                  William A. Peck
                                  James B. Hickey, Jr.

                  AUDITOR INDEPENDENCE AND RELATED INFORMATION

     RubinBrown LLP has no direct or indirect material financial interest in the Company or its subsidiaries. Representatives of RubinBrown LLP are expected to be present at the meeting and will be given the opportunity to make a statement on the firm's behalf if they so desire. The representatives also will be available to respond to appropriate questions raised by those in attendance at the meeting.

     During the fiscal years ended June 30, 2006 and 2005, RubinBrown LLP provided various audit, audit related and non-audit related services to us as follows:


                                                              FISCAL 2006   FISCAL 2005
FEE CATEGORY                                                      FEES          FEES
------------                                                  -----------   -----------


Audit Fees -- Aggregate fees billed for professional
  services rendered for the audit of our 2006 and 2005
  fiscal year annual financial statements and review of
  financial statements included in our quarterly reports on
  Form 10-Q or services that are normally provided in
  connection with statutory and regulatory filings or
  engagements for the 2006 and 2005 fiscal years............    $112,250      $108,000
Audit Related Fees -- Aggregate fees billed for employee
  benefit plan audits and accounting consultations..........    $ 11,000      $ 28,000
Tax Fees -- Aggregate fees billed for tax compliance, tax
  advice and tax planning...................................    $ 94,545      $ 68,192
All Other Fees -- Aggregate fees billed for products and
  services provided other than as described in the preceding
  three (3) categories......................................          --            --
                                                                --------      --------
Total Fees..................................................    $217,795      $204,192
                                                                ========      ========



     The Audit Committee approves the engagement of such services in advance in each such instance.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms which they file.

     To the Company's knowledge, based solely on review of information furnished to the Company, reports filed through the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners were complied with during the year ended June 30, 2006.

                                OTHER INFORMATION

     On August 21, 1996, the Board of Directors entered into a Rights Agreement pursuant to which one preferred stock purchase right (a "Right") per share of Common Stock was distributed as a dividend to stockholders of record on the close of business on September 4, 1996. The Rights expired on August 20, 2006 upon expiration of the Rights Agreement.

                             SOLICITATION OF PROXIES

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or facsimile for no additional compensation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of the stock held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in so doing.

                  STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

     The rules of the SEC currently provide that stockholder proposals for the 2007 Annual Meeting must be received at the Company's principal executive office not less than 120 calendar days prior to the anniversary date of the release of the Company's proxy statement to stockholders in connection with the 2006 Annual Meeting to be considered by the Company for possible inclusion in the proxy materials for the 2007 Annual Meeting.

                              FINANCIAL INFORMATION

     The Company's 2006 Annual Report is being mailed to the stockholders on or about the date of mailing this Proxy Statement. The Company will provide without charge to any record or beneficial stockholder as of October 2, 2006, who so requests in writing, a copy of such 2006 Annual Report or the Company's 2006 Annual Report on Form 10-K (without exhibits), including the financial statements and the financial statement schedules, filed with the SEC. Any such request should be directed to Allied Healthcare Products, Inc., 1720 Sublette Avenue, St. Louis, Missouri 63110, Attention: Chief Financial Officer.

     The Company's reports filed with the SEC, together with ownership and transaction reports of officers, directors and certain shareholders, are available, together with additional information, at the Company's internet website: www.alliedhpi.com.

COMMUNICATION WITH THE BOARD

     Stockholders who want to communicate with the Board of Directors or any of its committees may do so by addressing their correspondence to the board member or members, c/o the Secretary, Allied Healthcare Products, Inc., 1720 Sublette Avenue, St. Louis, Missouri 63110.

CODE OF ETHICS AND CONDUCT GUIDELINES

     The Company has adopted a Code of Ethics and Conduct Guidelines that is applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer and controller, as well as the members of the Board of Directors. The Code of Ethics and Conduct Guidelines is available on the Company's website at www.alliedhpi.com. A copy may also be obtained from the Corporate Secretary at Allied Healthcare Products, Inc., 1720 Sublette Avenue, St. Louis, Missouri 63110. The Company intends to post any amendments to or waivers from its Code of Ethics and Conduct Guidelines (to the extent applicable to the Company's chief executive officer, principal financial officer, principal accounting officer and controller or any other officer or director) at this location on its website.

ETHICS HOTLINE

     The Company encourages employees to report possible ethical issues. The Company maintains an ethics hotline that is available 24 hours a day, seven days a week to receive reports of ethical concerns or incidents, including, without limitation, concerns about accounting, internal controls or auditing matters. The ethics hotline number can be found on the Company's intranet. All such calls are received independently and are referred to the chairman of the audit committee for investigation and disposition where warranted. The Company prohibits retaliatory action against any employee for raising legitimate concerns or questions regarding ethical matters, or for reporting suspected violations of the Company's Code of Ethics and Conduct Guidelines.

                                  OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters to come before the meeting. If any other matters should come before the meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

     You are urged to complete, sign, date and return your proxy to make certain your shares of Common Stock will be voted at the 2006 Annual Meeting. For your convenience in returning the proxy, an addressed envelope is enclosed, requiring no additional postage if mailed in the United States.

                                        By Order of the Board of Directors,

                                        -s- Earl R. Refsland
                                        Earl R. Refsland
                                        Chief Executive Officer

October 13, 2006

APPENDIX A

                         ALLIED HEATHCARE PRODUCTS, INC.

                 INCENTIVE STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

     This Incentive Stock Plan for Non-Employee Directors (the "2005 Directors' Plan") of Allied Healthcare Products, Inc. (the "Company") is established to a portion of compensation to outside (non-employee) directors in accordance with parameters established from time to time by the Board of Directors of the Company. It is intended that the 2005 Directors' Plan will be used to (i) stimulate participants' efforts on the Company's behalf, (ii) maintain and align the unanimity of interest in the Company's Directors and Stockholders in long term performance and value, and (iii) encourage participants to have a personal financial investment in the Company through ownership of its Common Stock.

1.  ADMINISTRATION

     The 2005 Directors' Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is authorized, subject to the provisions of the 2005 Directors' Plan, to establish such rules and regulations as it deems necessary for the proper administration of the 2005 Directors' Plan, and to make such determinations and to take such action in connection therewith or in relation to the 2005 Directors' Plan as it deems necessary or advisable, consistent with the purposes set forth above.

2.  ELIGIBILITY

     Directors of the Company who are not otherwise Eligible Employees under the terms of the Company's 1999 Incentive Stock Plan shall be eligible to receive an awards under the 2005 Directors' Plan.

3.  INCENTIVES

     Incentives under the Plan may be granted in any one or a combination of (i) Non-Statutory Stock Options, (ii) Performance Share Awards; and (iii) Restricted Stock Grants (collectively "Incentives"). All Incentives shall be subject to the terms and conditions set forth herein and to such other terms and conditions as may be established by the Committee. Determinations by the Committee under the ISP including without limitation, determinations of the Eligible Employees or Persons, the form, amount and timing of Incentives, the terms and provisions of Incentives, and the agreements evidencing Incentives, need not be uniform and may be made selectively among Eligible Employees or Persons who receive, or are eligible to receive, Incentives hereunder, whether or not such Eligible Employees or Persons are similarly situated.

     Incentives may be granted hereunder from and after the Effective Date hereinafter provided, but no Incentive shall vest prior to approval of the 2005 Directors' Plan by holders of a majority of the Company's stock represented in person or by proxy at an annual or special meeting of shareholders of the Company and in the event such approval is not obtained prior to December 9, 2006, any Incentives theretofore granted shall lapse and become void and be of no further force or effect.

4.  SHARES AVAILABLE FOR INCENTIVES

     (a) Shares Subject to Issuance or Transfer. There is hereby reserved for issuance under the 2005 Directors' Plan an aggregate of 75,000 shares of the Company's Common Stock ("Common Stock").

     In the event of a lapse, expiration, termination or cancellation of any Incentive granted under the 2005 Directors' Stock Plan without the issuance of shares or payment of cash, or if shares are issued under a Restricted Stock Grant hereunder and are reacquired by the Company pursuant to rights reserved upon the issuance thereof, the shares subject to or reserved for such Incentive may again be used for new Incentives hereunder; provided that in no event may the number of shares issued hereunder exceed the total number of shares reserved for issuance.

     (b) Limitations on Individual Awards. In any given year, no Director may be granted Incentives covering more than one-tenth of one percent (0.1%) of the number of fully-diluted shares of the Company's Common Stock outstanding as of the first business day of the Company's fiscal year in which the award is being made; provided, however, that such limitation shall not apply to any "Formula Award" as hereinafter defined. In addition to the foregoing limitation, in any fiscal year of the Company, a Director who has received an award other than a "Formula Award" shall not be eligible to receive a Formula Award for such year.

     (c) Recapitalization Adjustment. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate in the number and kind of shares authorized by the 2005 Directors' Plan, in the number and kind of shares covered by Incentives granted, and, in the case of Stock Options, in the option price.

5.  STOCK OPTIONS

     The Committee may grant Stock Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

     (a) Option Price. The option price per share with respect to each Stock Option shall be determined by the Committee, but shall not be less than 100% of the fair market value of the Common Stock on the date the Stock Option is granted, as determined by the Committee; provided, however, that during any period in which the Common Stock is listed for trading on a registered national securities exchange or on the NASDAQ National Market System, the fair market value shall be the lesser of (i) the average of the reported high and low prices or (ii) the reported closing price on the date of grant.

     (b) Period of Option. The period of each Stock Option shall be fixed by the Committee, except that no Stock Option granted shall be exercisable not more than ten (10) years after the date so granted.

     (c) Payment. The option price shall be payable at the time the Stock Option is exercised in cash or, at the discretion of the Committee, in whole or in part in the form of shares of Common Stock already owned by the grantee (based on the fair market value of the Common Stock on the date the option is exercised as determined by the Committee) for not less than six months. No shares shall be issued until full payment therefor has been made. A grantee of a Stock Option shall have none of the rights of a stockholder in the shares subject to such option until and unless such option is exercised and the shares are issued.

     (d) Exercise of Option. The shares covered by a Stock Option may be purchased in such installments and on such exercise dates as the Committee may determine. Any shares not purchased on the applicable exercise date may be purchased thereafter at any time prior to the final expiration of the Stock Option. In no event (including those specified in paragraphs (e), (f ) and (g) of this section below) shall any Stock Option be exercisable after its specified expiration period.

     (e) Termination of Service. Upon the termination of a Stock Option grantee's service as a director of the Company (for any reason other than retirement or death), Stock Option privileges shall be limited to the shares which were immediately exercisable at the date of such termination and except as hereinafter provided, such privileges shall remain exercisable thirty days following the date of termination of employment or the stated expiration date of the Stock Option if earlier. The Committee, however, in its discretion may provide that any Stock Options outstanding but not yet exercisable upon the termination of a director's service shall vest if such termination of service arises from a merger or consolidation of the Company with or into another corporation or arises from a change of control of the Company.

     (f) Retirement. Upon retirement of the Stock Option grantee, Stock Option privileges shall apply to those shares immediately exercisable at the date of retirement and such privileges shall remain in force until the earlier of six months following the date of retirement or the stated expiration date of the Stock Option if earlier. The Committee, however, in its discretion, may provide at the time of grant that any Stock Options outstanding but not yet exercisable upon the retirement of the Stock Option grantee may become exercisable in accordance with a schedule to be determined by the Committee. Stock Option privileges shall expire unless exercised within such period of time as may be established by the Committee.

     (g) Death. Upon the death of a Stock Option grantee, Stock Option privileges shall apply to those shares which were immediately exercisable at the time of death and such privileges shall remain in force until the earlier of one year following the date of death or the stated expiration date of the Stock Option if earlier. The Committee, however, in its discretion, may provide at the time of grant that any Stock Options outstanding but not yet exercisable upon the death of a Stock Option grantee may become exercisable in accordance with a schedule to be determined by the Committee. Such privileges shall expire unless exercised by legal representatives within a period of time as determined by the Committee but in no event later than the date of the expiration of the Stock option.

     (h) Formula Awards. Unless the Committee shall otherwise provide at the first meeting of the Directors after the Annual Meeting of Stockholders each year, options shall be issued as formula awards ("Formula Awards") under the 2005 Directors' Plan as follows:

          1. Upon initial election to the Board of Directors of the Company, a Director shall receive an option to purchase 10,000 shares of the Company's Common Stock which shall vest as to 2,500 shares on the second anniversary of the date of entitlement and grant and as to an additional 2,500 shares on each of the third, fourth and fifth anniversaries of the date of entitlement and grant.

          2. Upon reelection to the Board of Directors of the Company, a Director shall receive an option to purchase 1,000 shares of the Company's Common Stock, which option shall vest in full on the first anniversary of the date of entitlement and grant.

          3. Upon election or reelection as the chairman of any standing committee of the Board of Directors of the Company or upon reelection as Chairman of the Board, a Director shall receive an option to purchase 500 shares of the Company's Common Stock, which option shall vest in full on the first anniversary of the date of entitlement and grant. (Amended February 23, 2006 to include grants upon reelection as Chairman of the Board.)

          4. Upon the initial election of a non-employee as Chairman of the Board of the Company, a Director shall receive an option to purchase 5,000 shares of the Company's Common Stock, which option shall vest in full on the first anniversary of the date of entitlement and grant.

     Except as otherwise provided above with respect to termination of service, each such Formula Award shall be exercisable, to the extent vested, at any time or from time to time until the tenth anniversary of the date of entitlement and grant.

     No Formula Award shall be made to any Director who has been awarded any other Incentive under the 2005 Directors' Plan during the fiscal year for which such Formula Award is to be made.

     Formula Awards shall be made for the Company's 2006 fiscal year ending June 30, 2006 based on elections effective as of the Company's 2005 Annual Meeting of Shareholders, but such awards (and any other Incentives granted hereunder) shall be null and void in the event that this 2005 Directors' Plan is not ratified and approved by the shareholders of the Company at or prior to the 2006 Annual Meeting.

6.  PERFORMANCE SHARE AWARDS

     The Committee may grant awards under which payment may be made in shares of Common Stock, cash or any combination of shares and cash if the performance of the Company or any subsidiary or division of the Company selected by the Committee during the Award Period meets certain goals established by the Committee ("Performance Share Awards"). Such Performance Share Awards shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

          (a) Award Period and Performance Goals. The Committee shall determine and include in a Performance Share Award grant the period of time for which a Performance Share Award is made ("Award Period"). The Committee shall also establish performance objectives ("Performance Goals") to be met by the Company, subsidiary or division during the Award Period as a condition to payment of the Performance Share Award. The Performance Goals may include earnings per share, return on stockholder equity, return on assets, net income, or any other financial or other measurement established by the Committee. The Performance Goals may include minimum and optimum objectives or a single set of objectives.

          (b) Payment of Performance Share Awards. The Committee shall establish the method of calculating the amount of payment to be made under a Performance Share Award if the Performance Goals are met, including the fixing of a maximum-payment. The Performance Share Award shall be expressed in terms of shares of Common Stock and referred to as "Performance Shares". After the completion of an Award Period, the performance of the Company, subsidiary or division shall be measured against the Performance Goals, and the Committee shall determine whether all, none or any portion of a Performance Share Award shall be paid.

     The Committee, in its discretion, may elect to make payment in shares of Common Stock, cash or a combination of shares and cash. Any cash payment shall be based on the fair market value of Performance Shares on, or as soon as practicable prior to, the date of payment.

          (c) Revision of Performance Goals. At any time prior to the end of an Award Period, the Committee may revise the Performance Goals and the computation of payment if unforeseen events occur which have a substantial effect on the performance of the Company, subsidiary or division and which in the judgment of the Committee make the application of the Performance Goals unfair unless a revision is made. In the case of options issued to Eligible Persons who are not employees of the Company, the term "employment" as used in this provision shall mean continued service of such Eligible Person in the capacity giving rise to the award.

          (d) Dividends. Dividends shall not be paid or accrued with respect to Performance Share Awards.

7.  RESTRICTED STOCK GRANTS

     The Committee may issue shares of Common Stock to A grantee which shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe ("Restricted Stock Grant"):

          (a) Requirement of Continued Service. A grantee of a Restricted Stock Grant must remain in the capacity of a non-employee director of the Company during a period designated by the Committee ("Restriction Period"). If the grantee leaves such relationship with the Company prior to the end of the Restriction Period, the Restricted Stock Grant shall terminate and the shares of Common Stock shall be returned immediately to the Company, provided that the Committee may, at the time of the grant, provide for the continued service restriction to lapse with respect to a portion or portions of the Restricted Stock Grant at different times during the Restriction Period. The Committee may, in its discretion, also provide for such complete or partial exceptions to the continued service restriction as it deems equitable.

          (b) Restrictions on Transfer and Legend on Stock Certificates. During the Restriction Period, the grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Common Stock except to a successor under Section 9 hereof. Each certificate for shares of Common Stock issued hereunder shall contain a legend giving appropriate notice of the restrictions in the grant.

          (c) Escrow Agreement. The Committee may require the grantee to enter into an escrow agreement providing that the certificates representing the Restricted Stock Grant will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

          (d) Lapse of Restrictions. All restrictions imposed under the Restricted Stock Grant shall lapse upon the expiration of the Restriction Period if the conditions as to employment set forth above have been met. The grantee shall then be entitled to have the legend removed from the certificates.

          (e) Dividends. The Committee shall, in its discretion, at the time of the Restricted Stock Grant, provide that any dividends declared on the Common Stock during the Restriction Period shall either be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and paid to the grantee only after the expiration of the Restriction Period.

8.  DISCONTINUANCE OR AMENDMENT OF THE PLAN.

         The Board of Directors may discontinue the 2005 Directors' Plan at any time and may from time to time amend or revise the terms of the 2005 Directors' Plan as permitted by applicable statutes except that it may not revoke or alter, in a manner unfavorable to the grantees of any Incentives hereunder, any Incentives then outstanding, nor may the Committee amend the 2005 Directors' Plan without stockholder approval, where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Exchange Act, or any other requirement of applicable law or regulation.

         The Board of Directors shall have express authority to amend the 2005 Directors' Plan to remove or eliminate or amend the terms of Formula Awards set forth in paragraph 5(h) above.

         No Incentive shall be granted under the 2005 Directors' Plan after December 9, 2015, but Incentives granted theretofore may extend beyond that date.

    9.  NONTRANSFERABILITY

     Each Incentive granted under the 2005 Directors' Plan shall not be transferable other than by will or the laws of descent and distribution, and with respect to Stock Options, shall be exercisable, during the grantee's lifetime, only by the grantee or the grantee's guardian or legal representative.

10.  NO RIGHT OF EMPLOYMENT OF ASSOCIATION

     Neither the 2005 Directors' Plan nor any Incentives granted hereunder shall confer upon any person the right to continued nomination or service as a director of the Company or affect in any way the right of the shareholders of the Company to remove such person as a director as provided by applicable law.

11.  LISTING AND REGISTRATION OF THE SHARES

     Each option issued hereunder shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

12.  EFFECTIVE DATE

     The Plan shall be effective as of December 9, 2005 (the "Effective Date"); no Incentives may be awarded under the 2005 Directors' Plan prior to the Effective Date.

APPENDIX B

                         CHARTER OF THE AUDIT COMMITTEE

     The Audit Committee of Allied Healthcare Products, Inc. is a standing committee of the Board of Directors of the Corporation established by action of the Board permitted under the By-Laws of the corporation and the Delaware General Corporation Law. The primary objective and role of the Audit Committee is to assist the Board in fulfilling the Board's responsibilities by reviewing
(i) the financial information provided by the corporation to shareholders and others, (ii) the accounting practices and principles followed by the corporation, and (iii) the process by which financial information is generated and audited. It is intended that such review shall address the appropriateness and quality of the corporation's financial reporting as well as its adequacy and accuracy.

     This Charter has been adopted by the Members of the Audit Committee and confirmed by the Board of Directors of the corporation. No amendment to the Charter or action of the Board of Directors which would limit or restrict the duties, responsibilities, powers and rights of the Audit Committee or which would alter the qualifications for membership on the Audit Committee shall be effective without the consent of a majority of the members of the Audit Committee.

     The Audit Committee shall consist of at least three members of the Board of Directors appointed annually by the full Board of Directors following its first meeting subsequent to its election at the Annual Meeting of Shareholders of the corporation. Each person appointed to membership on the Audit Committee shall be independent of management of the corporation in accordance with criteria established by the principal market for the corporation's Common Stock. Each person appointed to membership on the Audit Committee shall be financially literate and at least one member shall have accounting or related financial management expertise. The Audit Committee may select from its members a Chairman.

     The Audit Committee shall exercise an oversight function with respect to the corporation's preparation and dissemination of financial information and shall report on such topics to the Board of Directors. This review function to be performed by the Audit Committee is not intended to relieve the corporation's financial management executives from responsibility for maintaining and presenting financial information nor to relieve the corporation's independent auditors from their responsibilities. The goal of the Audit Committee's activities is to maintain free and open communications among the corporation's directors, independent auditors, and internal financial management and accounting staffs as a means of achieving full and fair financial disclosure.

     The Company shall provide appropriate funding to be used as determined in the discretion of the Audit Committee to provide for the payment of compensation
(i) to the Company's independent auditors in connection with the issuing of such auditors' report upon the financial statements of the Company and (ii) to such independent counsel or other advisers as may be deemed necessary or appropriate by the Audit Committee in fulfilling its role hereunder.

     Although it is expected that the Audit Committee will adopt flexible policies and procedures in order to address changing conditions and concerns, it is expected that the following tasks will be performed by the Audit Committee on a recurring basis:

     - The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The Audit Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Audit Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board or as required by the Public Company Accounting Oversight Board. The Audit Committee shall review in advance and authorize any non-audit services to be performed by the Company's independent auditors and in connection therewith shall evaluate the impact of such services on the auditors' independence. Annually, the Audit Committee shall review and recommend to the board the selection of the Company's independent auditors.

     - The Audit Committee shall discuss with management and the independent auditors the overall scope and plans for the audit including the adequacy of staffing and compensation. The Audit Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. The Audit Committee shall meet separately with the independent auditors, with the Company's internal auditors and with internal accounting personnel, with and without management present, to discuss the results of their respective examinations. The Audit Committee shall annually review the performance, staffing and resources of the Company's internal audit staff.

     - The Audit Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. The Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chairman of the Audit Committee may represent the entire committee for the purposes of such reviews.

     - The Audit Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

     The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     The Audit Committee shall report to the Board of Directors on its activities not less frequently than quarterly and shall provide a summary report for inclusion in the Company's proxy statement for its annual meeting in accordance with applicable disclosure regulations.

(as amended and restated in May 2003)

                                     PROXY

                        ALLIED HEALTHCARE PRODUCTS, INC.

               ANNUAL MEETING OF STOCKHOLDERS - NOVEMBER 16, 2006

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                        BOARD OF DIRECTORS OF THE COMPANY

      The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Allied Healthcare Products, Inc. (the "Company"), each dated October 13, 2006, and the Annual Report to Stockholders on Form 10-K, for the fiscal year ended June 30, 2006, and appoints Earl R. Refsland and Daniel C. Dunn as the proxies and attorneys-in-fact, with full power of substitution on behalf and in the name of the undersigned at the 2006 Annual Meeting of Stockholders of the Company to be held on November 16, 2006 at 9:00 a.m., Central Time, at the Corporate Headquarters of Allied Healthcare Products, Inc. 1720 Sublette, St. Louis, Missouri, and any adjournments thereof with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner and in their discretion on such other business as may properly come before the meeting or any adjournment thereof:

A [x] Please mark your vote as in this example.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" ALL NOMINEES LISTED IN PROPOSAL

FOR   AGAINST   WITHHELD

[ ]     [ ]       [ ]       1.   To elect the persons listed as directors of the
                                 company to serve for a term of one year or until their successors are elected and qualified.

                                 NOMINEES: Judith T. Graves, James B. Hickey, Jr., Dr. William A. Peck, Earl R. Refsland, John D. Weil.

(Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name on the list to the right.)

[ ]     [ ]       [ ]       2.   Approval and adoption of the Allied Healthcare
                                 Products, Inc. Incentive Stock Plan for
                                 Non-Employee Directors.

                                      PLEASE MARK THE FOLLOWING BOX
                                      IF YOU PLAN TO ATTEND THE MEETING. [ ]

Signature _____________________________________ Date __________________________

NOTE: Please sign exactly as your name appears on this proxy card. If stock is held jointly, both should sign. When signing as attorney, executor, trustee or guardian, please give your full name.